                       CIT Equipment Collateral - 2004-EF1
                            Monthly Servicing Report

                                                                                              Determination Date:     08/18/04
                                                                                               Collection Period:     07/31/04
                                                                                                    Payment Date:     08/20/04

I. AVAILABLE FUNDS

   A. Available Pledged Revenues

       a. Scheduled Payments Received                                                                            13,869,883.65
       b. Liquidation Proceeds Allocated to Owner Trust                                                                   0.00
       c. Required Payoff Amounts of Prepaid Contracts                                                            1,048,436.51
       d. Required Payoff Amounts of Purchased Contracts                                                                  0.00
       e. Proceeds of Clean-up Call                                                                                       0.00
       f. Investment Earnings on Collection Account and Note Distribution Account                                         0.00
                                                                                                                 -------------

                                                           Total Available Pledged Revenues =                    14,918,320.16

   B. Determination of Available Funds

       a. Total Available Pledged Revenues                                                                       14,918,320.16
       b. Servicer Advances                                                                                         819,041.71
       c. Recoveries of  prior Servicer Advances                                                                   (912,234.66)
       d. Withdrawal from Reserve Account                                                                                 0.00
                                                                                                                 -------------

                                                           Total Available Funds =                               14,825,127.21



II. DISTRIBUTION AMOUNTS

    A. COLLECTION ACCOUNT DISTRIBUTIONS

        1.    Servicing Fee                                                                                        265,278.30

        2.    Class A-1 Note Interest Distribution                                        159,288.76
              Class A-1 Note Principal Distribution                                    11,855,590.11
                                             Aggregate Class A-1 distribution                                   12,014,878.87

        3.    Class A-2 Note Interest Distribution                                        192,750.00
              Class A-2 Note Principal Distribution                                             0.00
                                             Aggregate Class A-2 distribution                                      192,750.00

        4.    Class A-3 Note Interest Distribution                                        502,471.67
              Class A-3 Note Principal Distribution                                             0.00
                                             Aggregate Class A-3 distribution                                      502,471.67

        5.    Class B Note Interest Distribution                                           39,449.70
              Class B Note Principal Distribution                                         499,534.28
                                               Aggregate Class B distribution                                      538,983.98

        6.    Class C Note Interest Distribution                                           58,622.40
              Class C Note Principal Distribution                                               0.00
                                               Aggregate Class C distribution                                       58,622.40

        7.    Class D Note Interest Distribution                                           61,852.65
              Class D Note Principal Distribution                                               0.00
                                               Aggregate Class D distribution                                       61,852.65

        9. Deposit to the Reserve Account                                                                        1,190,289.34

       10.    Amounts Payable in connection with the Reserve Account                                                     0.00

       11.    To the holder of the equity certificate                                                                    0.00


                                                Collection Account Distributions =                              14,825,127.21
                                                                                                                =============

      B. RESERVE ACCOUNT DISTRIBUTIONS


              1. Withdrawal from the Reserve Account                                                                     0.00

              2.    Interest to the Holdback Amount Designee                                                        11,486.17

              3.    Release of Excess from the Reserve Account                                                           0.00
                                                                                                                -------------

                                                Reserve Account Distributions =                                     11,486.17
                                                                                                                =============

                                                                                                                -------------
      C. INCORRECT DEPOSITS                                                                                              0.00
                                                                                                                =============


III. INFORMATION REGARDING DISTRIBUTIONS ON THE SECURITIES


      --------------------------------------------------------------------------------------------------
            Distribution              Class A-1               Class A-2              Class A-3
               Amounts                  Notes                   Notes                  Notes
      --------------------------------------------------------------------------------------------------
   1.       Interest Due                      159,288.76              192,750.00            502,471.67
   2        Interest Paid                     159,288.76              192,750.00            502,471.67
   3     Interest Shortfall                         0.00                    0.00                  0.00
           ((1) minus (2))
   4       Principal Paid                  11,855,590.11                    0.00                  0.00

   5  Total Distribution Amount            12,014,878.87              192,750.00            502,471.67
           ((2) plus (4))



       --------------------------------------------------------------------------------------------------------------
               Distribution            Class B             Class C              Class D           Total Offered
                  Amounts               Notes               Notes                Notes                Notes
       --------------------------------------------------------------------------------------------------------------
    1.         Interest Due                   39,449.70           58,622.40           61,852.65          1,014,435.18
    2          Interest Paid                  39,449.70           58,622.40           61,852.65          1,014,435.18
    3       Interest Shortfall                     0.00                0.00                0.00                  0.00
              ((1) minus (2))
    4         Principal Paid                 499,534.28                0.00                0.00         12,355,124.39

    5    Total Distribution Amount           538,983.98           58,622.40           61,852.65         13,369,559.57
              ((2) plus (4))



IV. Information Regarding the Securities

    A Summary of Balance Information


        ----------------------------------------------------------------------------------------------------------------

                              Applicable      Principal Balance        Class Factor   Principal Balance    Class Factor
               Class            Coupon              Aug-04                Aug-04            Jul-04            Jul-04
                                 Rate            Payment Date          Payment Date      Payment Date      Payment Date

        ----------------------------------------------------------------------------------------------------------------
    a.    Class A-1 Notes      1.6300%             101,629,378.18       0.72078         113,484,968.28      0.80486
    b.    Class A-2 Notes      2.5700%              90,000,000.00       1.00000          90,000,000.00      1.00000
    c.    Class A-3 Notes      3.5000%             172,276,000.00       1.00000         172,276,000.00      1.00000
    d.     Class B Notes       2.9900%              15,333,122.19       0.90237          15,832,656.48      0.93177
    e.     Class C Notes       4.1400%              16,992,000.00       1.00000          16,992,000.00      1.00000
    f.     Class D Notes       4.6800%              15,859,654.22       1.00000          15,859,654.22      1.00000

    g.                     Total Offered Notes     412,090,154.59                       424,445,278.98



     B Other Information


       ---------------------------------------------------------------------

                                Scheduled            Scheduled
                            Principal Balance    Principal Balance
             Class                Aug-04               Jul-04
                               Payment Date         Payment Date

       ---------------------------------------------------------------------

        Class A-1 Notes         107,605,035.75       118,651,919.58



       -------------------------------------------------------------------------------------------------------

                                         Target                  Class               Target           Class
                         Class      Principal Amount             Floor          Principal Amount      Floor
             Class     Percentage        Aug-04                 Aug-04               Jul-04          Jul-04
                                      Payment Date           Payment Date         Payment Date    Payment Date

       -------------------------------------------------------------------------------------------------------

            Class A      95.96%         395,428,795.87                       407,284,385.98
            Class B      4.04%              499,534.28            0.00           574,241.21            0.00


V. PRINCIPAL

   A. MONTHLY PRINCIPAL AMOUNT

       1. Principal Balance of Notes and Equity Certificates                               424,445,278.98
          (End of Prior Collection Period)
       2. Contract Pool Principal Balance (End of Collection Period)                       412,090,154.59
                                                                                           --------------

                                           Total monthly principal amount                   12,355,124.39



VI. CONTRACT POOL DATA

   A. CONTRACT POOL CHARACTERISTICS


                                                                Original                Aug-04                 Jul-04
                                                                 Pool               Payment Date           Payment Date
                                                                -----------------------------------------------------------
    1. a.  Contract Pool Principal Balance (active contracts)      453,119,654.00         412,074,894.77     424,445,278.98
       b.  Positive Rent Due (active contracts)                                             2,254,567.45       2,347,760.40
                                                                -----------------------------------------------------------
       c.  Required Payoff Amount (active contracts)               453,119,654.00         414,329,462.22     426,793,039.38

       d.  Required Payoff Amount (unliquidated defaults)                                      15,259.82               0.00

                                                                -----------------------------------------------------------
       e.  Total Required Payoff Amount                            453,119,654.00         414,344,722.04     426,793,039.38
                                                                ===========================================================

    2. No of Contracts                                                      5,761                  5,677              5,703

    3  Weighted Average Remaining Term                                       44.0                   41.8               42.6

    4  Weighted Average Original Term                                        53.6



   B. DELINQUENCY INFORMATION


                                            ----------------------------------------------------------------------
                                                     % of
                                                                                        No. Of       Required
                                                  Contracts        % of RPA            Accounts    Payoff Amount
                                            ----------------------------------------------------------------------
1.    Current                                       99.12%          99.35%            5,627         411,653,486.13
      31-60 days                                    0.72%           0.51%                41           2,099,339.93
      61-90 days                                    0.11%           0.11%                 6             444,235.38
      91-120 days                                   0.04%           0.03%                 2             132,400.78
      121-150 days                                  0.00%           0.00%                 0                   0.00
      151-180 days                                  0.00%           0.00%                 0                   0.00
      180+ days                                     0.00%           0.00%                 0                   0.00
                                            -----------------------------------------------------------------------
                                            -----------------------------------------------------------------------
      Subtotal - Active Accounts                    99.98%         100.00%            5,676         414,329,462.22

      Remaining RPA - Unliquidated Defaults         0.02%           0.00%                 1              15,259.82

                                            -----------------------------------------------------------------------
      Total Delinquency                             100.0%          100.0%            5,677         414,344,722.04
                                            =======================================================================

2. Delinquent Scheduled Payments:

      Beginning of Collection Period                                           2,347,760.40
      End of Collection Period                                                 2,254,567.45
                                                                               ------------

                       Change in Delinquent Scheduled Payments                   (93,192.95)



    C. DEFAULTED CONTRACT INFORMATION



       1. A) Reported Loss Information

                                                --------------------------------------------------------------------
                                                         Current Period                   Cumulative
                                                --------------------------------------------------------------
                                                    Amount             % of ICPB    Amount          % of ICPB
                                                --------------------------------------------------------------
       Defaulted Valuation Amount                       18,169.98         0.00%        18,169.98      0.00%
       Cash Collected on Defaulted Contracts                 0.00         0.00%             0.00      0.00%
                                                --------------------------------------------------------------
                                                --------------------------------------------------------------
       Net Loss Amount                                  18,169.98         0.00%        18,169.98      0.00%
                                                ==============================================================

          B) Cumulative Loss Trigger Percentage                                                       0.75%
             Cumulative Loss Trigger in Effect                                                          NO


       2. Supplemental Information on Unliquidated Defaulted Contracts

             Required Payoff Amount at time of Default                                           33,429.80
             Initial Defaulted Valuation Amount                                                  18,169.98
             Cash Collected on Defaulted Contracts                                                    0.00
                                                                                                 ---------
             Remaining Required Payoff Amount of Defaulted Contracts                             15,259.82
                                                                                                 =========
             Initial Valuation as a % of Required Payoff Amount at time of Default                  54.35%
             Remaining Balance % of Required Payoff Amount at time of Default                       45.65%


       3. Supplemental Information on Liquidated Contracts


                                                         -----------------------------------------------------------------
                                                               Current Period                            Cumulative
                                                         -----------------------------------------------------------------
                                                                   Amount            % of ICPB      Amount       % of ICPB
                                                         -----------------------------------------------------------------
            Required Payoff Amount at time of Default                0.00               0.00%         0.00         0.00%
            Cash Collected on Liquidated Contracts                   0.00               0.00%         0.00         0.00%
                                                         -----------------------------------------------------------------
            Net Loss Amount on Liquidated Contracts                  0.00               0.00%         0.00         0.00%
                                                         =================================================================
            Loss Severity Percentage                                0.00%                            0.00%
            Number of Contracts                                         0                                0
            % of Original Contracts                                 0.00%                            0.00%



VII. INFORMATION REGARDING THE RESERVE ACCOUNT


     A. RESERVE ACCOUNT


           1. Opening Reserve Account Balance                                              17,351,826.75

           2. Investment Earnings                                                              13,427.04

           3. Deposit from the Collection Account                                           1,190,289.34

           4. Withdrawls from the Reserve Account                                                   0.00

           5. Interest payment to the Holdback Designee                                       (11,486.17)

           6. Release of Reserve Account Surplus                                                    0.00

           7. Ending Reserve Account Balance                                               18,544,056.96

           8. Available amount                                                             18,544,056.96

           9. Required Reserve Account Amount                                              18,544,056.96

          10. Reserve Account Surplus/ (Shortfall)                                                  0.00


VIII. MISCELLANEOUS INFORMATION

      A. SERVICER ADVANCE BALANCE

         1. Opening Servicer Advance Balance                                        2,347,760.40
         2. Current Period Servicer Advance                                           819,041.71
         3. Recoveries of prior Servicer Advances                                    (912,234.66)
                                                                                    ------------
         4. Ending Servicer Advance Balance                                         2,254,567.45
                                                                                    ============


      D. OTHER RELATED INFORMATION

         1. Life to Date Prepayment (CPR)                                            10.4%

         2. Life to Date Substitutions:

               a. Prepayments                          0.00

               b. Defaults                             0.00



DELINQUENCY ANALYSIS AND LTD CPR HISTORY


                 % of                % of                  % of                    % of
                 Aggregate           Aggregate             Aggregate               Aggregate
                 Required Payoff     Required Payoff       Required Payoff         Required Payoff
                 Amounts             Amounts               Amounts                 Amounts
   Collection
      Periods    31-60 Days Past Due 61-90 Days Past Due   91-120 Days Past Due    120+ Days Past Due   LTD CPR
 -------------------------------------------------------------------------------------------------------------------
 -------------------------------------------------------------------------------------------------------------------
     07/31/04             0.51%               0.11%                 0.03%                   0.00%      10.43%
     06/30/04             0.52%               0.07%                 0.00%                   0.00%      16.27%
 -------------------------------------------------------------------------------------------------------------------


NET LOSS HISTORY


    -----------------------------------------------------------------
                Collection           Net             Net
                  Month        Loss Percentage     Losses
    -----------------------------------------------------------------
    -----------------------------------------------------------------
                 07/31/04           0.00%          18,169.98
                 06/30/04           0.00%                 -
    -----------------------------------------------------------------
